                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           BARR LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [BARR LOGO]

                             BARR LABORATORIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     The Annual Meeting of Shareholders of Barr Laboratories, Inc. will be held on October 28, 1999 at 10:00 a.m. at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY for the following purposes:

          1. To elect a Board of eight Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

          2. To transact such other business as may properly come before the meeting.

     Owners of record at the close of business on August 31, 1999 will be entitled to vote at the meeting or at any adjournments or postponements thereof.

     Each shareholder is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw the proxy and vote personally on each matter brought before the Annual Meeting.

                            By Order of the Board of Directors

                            Paul M. Bisaro
                            Secretary


2 Quaker Road
P.O. Box 2900
Pomona, New York  10970-0519
September 27, 1999

                             BARR LABORATORIES, INC.
                                  2 Quaker Road
                                  P.O. Box 2900
                           Pomona, New York 10970-0519

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 28, 1999

SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Barr Laboratories, Inc., a New York corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on October 28, 1999 at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement, together with the form of proxy, will first be mailed to the Company's shareholders on or before September 27, 1999.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person,
(ii) duly executing and delivering a proxy for the Annual Meeting bearing a later date or (iii) delivering written notice of revocation to the Secretary of the Company prior to use of the enclosed proxy at the Annual Meeting.

     The Company will bear the cost of this solicitation of proxies, including expenses in connection with the preparing, assembling and mailing of proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by Directors, Officers or employees of the Company, who will receive no additional compensation for such services. The Company has retained Continental Stock Transfer & Trust Company to aid in the solicitation of proxies for which the Company expects to pay approximately $25,000, plus reimbursable expenses.

RECORD DATE

     The close of business on August 31, 1999 is the record date for determination of holders of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date there were outstanding and entitled to vote 22,829,884 shares of Common Stock, each entitled to one vote.

ACTION TO BE TAKEN UNDER THE PROXY

     The persons acting under the proxy will vote the shares represented thereby for the election of the Company's nominees as Directors, or, if otherwise directed by the person executing the proxy, in accordance with each direction. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Directors are elected by a plurality of votes cast. Abstentions, broker non-votes and withheld votes will not be considered as cast votes.

PROPOSAL 1. ELECTION OF DIRECTORS

     If all of the Company's nominees are elected, the Board of Directors of the Company will consist of Bruce L. Downey (Chairman), Edwin A. Cohen (Vice-Chairman), Paul M. Bisaro, Robert J. Bolger, Michael F. Florence, Jacob M. Kay, Bernard C. Sherman and George P. Stephan, who will serve as Directors until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. If any nominee becomes unable or declines to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors recommends. The Company does not have a standing nominating committee; the current nominees for Directors have been proposed by the Company's Chairman and the Company's principal shareholder.

     Four meetings of the Board of Directors were held during the fiscal year ended June 30, 1999. In addition, there were 11 committee meetings. No Director attended fewer than 75% of the total number of meetings of the Board and all committees on which the Director served.

AUDIT COMMITTEE

     The functions of the Audit Committee are to assist the Board in overseeing and reviewing the Company's internal accounting controls, to review the audited financial statements and to investigate and make recommendations to the Board with respect to the appointment of independent auditors. The Committee, which met four times during the fiscal year ended June 30, 1999, is composed of Messrs. Stephan and Bolger.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing and authorizing the granting of stock options to Officers and other key employees under the Company's stock option plans and for reviewing compensation to be paid to Officers and other key personnel of the Company. Current members of the Committee, none of whom is an employee of the Company, are Messrs. Florence and Stephan. Four meetings of the Committee were held during the fiscal year ended June 30, 1999.

BUSINESS DEVELOPMENT COMMITTEE

     The Business Development Committee is responsible for evaluating and providing advice to management on the merits of various business ventures, including but not limited to, mergers, acquisitions, joint ventures, strategic partnerships and other business arrangements. Current members of the Committee are Messrs. Downey, Cohen, Bisaro and Kay. Three meetings of the Committee were held during the fiscal year ended June 30, 1999.

COMPENSATION OF DIRECTORS

     Directors, excluding Dr. Sherman, Mr. Downey and Mr. Bisaro received quarterly retainers of $3,750 and a fee of $750 for attending Board meetings and Committee meetings held in September 1998 and December 1998. At the December Board Meeting, director's compensation was modified. Beginning with the March 1999 meeting, each director excluding Dr. Sherman, Mr. Downey and Mr. Bisaro, received $7,500 covering his attendance at the Board Meetings and participation in Committee Meetings. In addition, beginning with the August 1999 meeting, Dr. Sherman will receive a quarterly payment of $7,500 for his attendance at Board meetings. During fiscal 1999, Mr. Bolger received $16,100 for consulting services provided to the Company. During fiscal 1999, Mr. Cohen was paid $200,000 pursuant to his consulting agreement with the Company. Under the Company's 1993 Stock Option Plan for Non-Employee Directors, as amended, each Director who is not an employee of the Company (other than a Director who owns 40% or more of the Common Stock) receives an annual option grant to purchase 7,500 shares at an option price equal to 100% of the fair market of the Common Stock on the date of grant. Each option has a ten-year term and becomes exercisable on the date of the first annual shareholders' meeting immediately following the date of the grant. In the case of the first grant (the date of the 1993 Annual Meeting of Shareholders), the number of shares covered by each grant was 27,000. On December 9, 1998, each participating Director received a grant of an option to purchase 7,500 shares at an exercise price of $48.625 per share. Beginning with the Annual Meeting of Shareholders on October 28, 1999, each participating director will receive an option to purchase 5,000 shares.

INFORMATION ON NOMINEES

     BRUCE L. DOWNEY, 51, became the Company's President, Chief Operating Officer and a member of the Board of Directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer in February of 1994. Prior to assuming these positions, from 1981 to 1993, Mr. Downey was a partner in the law firm of Winston & Strawn and a predecessor firm of Bishop, Cook, Purcell and Reynolds. Mr. Downey is a Director of Warner Chilcott, plc.

     EDWIN A. COHEN, 67, founded the Company in 1970. Mr. Cohen served as President, Chairman of the Board and Chief Executive Officer until 1994. In February of 1994, he was elected to the position of Vice Chairman of the Board and became a consultant to the Company.

     PAUL M. BISARO, 38, was elected a Director of the Company in June 1998. Mr. Bisaro is employed by the Company as Senior Vice President - Strategic Business Development, General Counsel and Secretary. Prior to joining the Company in 1992 as General Counsel, Mr. Bisaro was associated with the law firm of Winston & Strawn, and a predecessor firm, Bishop, Cook, Purcell and Reynolds. Prior to his association with Winston & Strawn, Mr. Bisaro was a consultant with Arthur Andersen & Co.

     ROBERT J. BOLGER, 77, was elected a Director of the Company in February 1988. Mr. Bolger has been President of Robert J. Bolger Associates, a marketing consulting company since January 1988. From 1962 through 1987, he served as President of the National Association of Chain Drug Stores, a major trade association.

     MICHAEL F. FLORENCE, 62, was elected a Director of the Company in February 1988. Mr. Florence is President of Sherfam, Inc. and has been since 1989. He is also Vice President of Shermfin Corp., Vice President of Apotex, Inc. and Vice President of Sherman Delaware, Inc. From January 1964 through April 1989, Mr. Florence was a partner in Wm. Eisenberg & Co., Canadian Chartered Accountants. He is President and a Director of Citadel Gold Mines, Inc., and a Director of Nutrition for Life International, Inc. Mr. Florence and Dr. Sherman are brothers-in-law.

     JACOB ("JACK") M. KAY, 57, was elected a Director of the Company in December 1994. Mr. Kay is President of Apotex, Inc., and also serves as Chair of the Canadian Drug Manufacturers Association. He is also a Director of Humber River Regional Hospital (Toronto), Chair of the Canadian Schizophrenia Foundation and, a Director of Cangene Corporation.

     BERNARD C. SHERMAN, 57, was Chairman of the Board of the Company from July 1981 to January 1993. He remains a Director of the Company. Dr. Sherman is Chief Executive Officer and Chairman of the Board of Apotex, Inc., a Canadian manufacturer of generic and brand name drugs. He is also Chairman of the Board of Cangene Corp., President of Sherman Delaware, Inc., President of Shermfin Corp., President of Apotex Holdings, Inc. and a Director of Citadel Gold Mines, Inc.

     GEORGE P. STEPHAN, 66, was elected a Director of the Company in February 1988. Currently, he is a business consultant and director. From 1994 to April 1999, he was Managing Director of Stonington Group LLC, financial intermediaries and consultants. Mr. Stephan is also a director of Kollmorgen Corporation
(NYSE), a diversified technology company in which he served as Chairman of Kollmorgen Corporation's Board of Directors from 1991 to 1996.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                             OF THE ABOVE NOMINEES.

OWNERSHIP OF SECURITIES

     The following table sets forth information regarding the beneficial ownership of the Company's voting securities on June 30, 1999, except as noted below, by (i) each person who beneficially owns more than 5% of the Company's voting securities; (ii) each Director of the Company; (iii) each Officer of the Company named in the Summary Compensation Table; and (iv) all Directors and Officers of the Company as a group.

NAME AND ADDRESS OF
BENEFICIAL OWNER                                                NUMBER OF SHARES          COMMON PERCENT
--------------------------------------------------------------------------------------------------------
Bernard C. Sherman(1)                                            9,914,426(2)                   41.2%
150 Signet Drive, Weston, Ontario, Canada M9L 1T9

Edwin A. Cohen(1)                                                  402,633(3)                    1.7%

Bruce L. Downey(1)                                                 346,841(3)                    1.4%

George P. Stephan(1)                                               112,500(3)                     *

Robert J. Bolger(1)                                                 40,500(3)                     *

Michael F. Florence(1)                                              15,700(3)                     *

Jacob M. Kay(1)                                                     40,500(3)                     *

Paul M. Bisaro(1)                                                  123,520(3)                     *

Salah U. Ahmed                                                      56,321(3)                     *

Timothy P. Catlett                                                  48,964(3)                     *

Mary E. Petit                                                       64,687(3)                     *

All Directors and Officers
as a group (17 persons)                                         11,440,786(3)                   47.6%

*    Less than 1%

(1)  A Director of the Company

(2) Consists of 9,914,426 common shares held of record by Sherman Delaware, Inc. ("SDI"), all of which have been pledged to banks to secure a guaranty by SDI.

(3) Includes shares of common stock which Directors and Officers have currently exercisable rights to acquire through the exercise of incentive and non-qualified options, in the amount of 233,334 shares for Mr. Downey, 168,084 shares for Mr. Cohen, 101,250 shares for Mr. Stephan, 40,500 shares for Mr. Bolger, 15,250 shares for Mr. Florence, 40,500 shares for Mr. Kay, 45,126 shares for Mr. Ahmed, 117,040 shares for Mr. Bisaro, 35,035 shares for Ms. Petit, 46,729 shares for Mr. Catlett and 1,021,322 shares for all Directors and officers as a group.

EXECUTIVE COMPENSATION

     The following table sets forth as to the Chairman and Chief Executive Officer, and the four other Executive Officers earning the highest aggregate compensation in the fiscal year ended June 30, 1999, the compensation earned, awarded or paid for services rendered to the Company in all capacities during each of the three fiscal years ended June 30, 1999, in which each such person served as an Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                              Annual Compensation                Awards
                                   -------------------------------------------------------------------------
                                                                                  Stock        All Other
Name &                                Year         Salary       Bonus ($)        Options       Compensation
Principal Position                                 ($)(1)                        (#)(2)           ($)(3)
------------------------------------------------------------------------------------------------------------
Bruce L. Downey                       1999         548,654       300,000         40,000          15,000
Chairman,CEO                          1998         498,846       300,000         40,000          15,000
& President                           1997         449,038       225,000         59,999          15,000

Paul M. Bisaro                        1999         239,731        95,000         20,000          17,000
Senior Vice President                 1998         229,539        90,000         10,000          15,000
Strategic Business                    1997         193,904        80,000         22,498          15,000
Development, General
Counsel & Secretary

Mary E. Petit                         1999         239,731        95,000         15,000          17,000
Senior Vice President                 1998         229,539        90,000         15,000          15,000
Operations                            1997         193,904        80,000         22,498          15,000

Timothy P. Catlett                    1999         224,596        90,000         15,000          16,250
Senior Vice President                 1998         209,307        80,000         15,000          15,000
Sales & Marketing                     1997         179,711        70,000         22,498          15,000

Salah U. Ahmed                        1999         189,461       105,000         15,000          16,000
Vice President                        1998         169,539        95,000         10,000          15,000
Product Development                   1997               -             -              -               -

(1) Includes amounts deferred by the employee under the Company's Savings and Retirement Plan.

(2) Stock options adjusted for the May 1997 3-for-2 stock split effected in the form of a 50% stock dividend.

(3) The amounts shown in this column represent the Company's annual contributions to its Savings and Retirement Plan.

OPTION GRANTS

     The following table shows all stock options that were granted to the Officers named in the Summary Compensation Table during the fiscal year ended June 30, 1999. The exercise price of all such options was the fair market value on the date of the grant.

                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                  Individual Grants (1)
                                  -----------------                                          Potential Realizable Value at
                            Number of         % of Total                                         Assumed Annual Rates
                              Shares            Options                                       Of Stock Price Appreciation
                            Underlying        Granted to        Per Share                           for Option Term
                             Options         Employees In      Exercise or    Expiration            ---------------
Name                       Granted (#)        Fiscal Year       Base Price       Date            5%($)           10%($)
-----------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey              40,000              14%              $33.91        9/09/08          $853,033        $2,161,752

Paul M. Bisaro               20,000               7%              $33.91        9/09/08           426,516         1,080,876

Mary E. Petit                15,000               5%              $33,91        9/09/08           319,887           810,657

Timothy P. Catlett           15,000               5%              $33.91        9/09/08           319,887           810,657

Salah U. Ahmed               15,000               5%              $33.91        9/09/08           319,887           810,657

All Shareholders (2)                                                                         $571,900,684    $1,499,308,620

(1) Consists of options granted under the Company's 1993 Stock Incentive Plan, as amended. All options listed were granted on September 9, 1998. This plan permits the Compensation Committee in its discretion to cancel any option granted under such plan and re-grant it at a lower price, however, no such action was taken during the fiscal year.

(2) Potential realizable values for all shareholders are based on 22,805,628 shares outstanding as of June 30, 1999, and the per share market price of $39.875 on that date.

     Note: The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND OPTION VALUES

     The following table provides information as to the value of options exercised and options held by Officers named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES AND FISCAL YEAR END JUNE 30, 1999 OPTION VALUES


                                                               Number of Shares Subject to        Value of Unexercised In-the-
                                                             Unexercised Options at Year-End      Money Options at Year-End(2)
                         Shares Acquired     Value           -------------------------------      ----------------------------
Name                      on Exercise       Realized(1)      Exercisable       Unexercisable      Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Bruce L. Downey             224,995          $9,529,944       233,334             86,665          $6,189,367      $656,013

Paul Bisaro                   6,600             218,246       117,040             34,165           3,345,011       275,100

Mary Petit                   25,960             601,825        35,035             32,499             793,260       245,992

Timothy P. Catlett                -                   -        46,729             32,499           1,092,712       245,992

Salah U. Ahmed                7,329             199,349        45,126             27,665           1,142,126       214,398

(1) Valued at the difference between the fair market value of the shares at the time of exercise and the options' grant price.

(2) Valued at the difference between the fair market value of the shares at June 30, 1999 ($39.875) and the options' grant price.

Note: All options granted to these individuals are in the money based on the June 30, 1999 closing price of $39.875 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Regulations of the Securities and Exchange Commission require the Compensation Committee of the board of directors of a publicly-traded company to publish in each proxy statement involving the election of directors a report addressing certain aspects of executive officer compensation for the last completed fiscal year. The following report is provided pursuant to those regulations.

     The Compensation Committee decides or recommends to the Board for its decision on all matters of policy relating to compensation of executive management and approves the salaries of Officers (other than an Officer-Director, whose salary is approved by the Board). The Committee also approves grants of stock options.

     Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including compensation paid by other business organizations of comparable size in the same industry and related industries, profitability, the attainment of annual individual and business objectives, an assessment of individual contributions relative to others and historic compensation awards.

     The Committee considered the factors described above in determining Mr. Downey's total compensation. Specifically, the Committee and the Board recognized that during fiscal 1999, under Mr. Downey's leadership, the Company, among other things, met strategic objectives approved by the Board in the Company's fiscal 1999 Business Plan. In addition, during fiscal 1999, the Company reported the most successful and profitable year in its history, resulting from the achievement of several key corporate objectives. These included the continued market share expansion of Warfarin Sodium and continued expansion of the Company's product line with the addition of seven new products, resulting in the more than $135 million in sales for manufactured products. The benefits of successful execution of the patent challenge strategy, including the contributions of Tamoxifen and payments resulting from the settlement of the Ciprofloxacin patent challenge, continued to demonstrate how this unique business development strategy offers a complement to the traditional generic pharmaceutical products business. Also during fiscal 1999, the Company made significant progress in its transition from a pure generic pharmaceutical manufacturer to a fully integrated, specialty pharmaceutical company, with the introduction of its first proprietary product, and the formalization of an initial development pipeline of 10 proprietary products.

     Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1,000,000 paid in any one year to the Company's chief executive officer and to each of the other four highest paid executive officers. Under the Code and corresponding regulations compensation that is based on attainment of pre-established, objective performance goals and complies with certain other requirements will be excluded from the $1,000,000 deduction limitation. Regulations under Section 162(m) provide that gain realized upon the exercise of stock options can qualify as "performance-based" compensation if various conditions are satisfied. Certain of those conditions were not satisfied for some of the options outstanding under the Company's 1993 Stock Incentive Plan and 1986 Stock Option Plan. With respect to those options, compensation arising from the officer's exercise of a nonqualified option (or the sale of underlying stock acquired through the exercise of an incentive stock option before the required holding period is met) will not be excluded from the $1,000,000 deduction limitation. When the Company became aware of this situation, it took the action required so that the gain realized from exercising options granted thereafter will be excluded from the deductibility limitations under Section 162(m). During the fiscal year ended June 30, 1999 all taxable income of the Company's chief executive officer and its other four highest paid executive officers in excess of $1,000,000 qualified as "performance-based" compensation.

                           The Compensation Committee
                           Michael F. Florence
                           George P. Stephan

EXECUTIVE AGREEMENTS

     On January 4, 1993, the Company employed Mr. Downey as President and Chief Operating Officer. Mr. Downey's Employment Agreement, entered into in 1993, continues from year-to-year unless terminated by either party. Under the Agreement, he is paid a base salary, presently $550,000 per year, and is eligible for an annual bonus at the discretion of the Compensation Committee. If the Agreement is terminated by the Company without cause or by Mr. Downey for good reason, he will be entitled to a lump sum payment equal to 18 months base salary then in effect.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder returns on the Common Stock (BRL) for the last five fiscal years with the cumulative total return of the Standard & Poor's Health Care Drugs Index and the Standard & Poor's 500 Index over the same period, assuming an investment of $100 in the Common Stock, the S&P Health Care Drugs Index and the S&P 500 Index on June 30, 1994, and reinvestment of dividends.

                 Comparison of Five Year Cumulative Total Return


                                  [BAR GRAPH]

                           FISCAL YEAR ENDED JUNE 30,
                           $100 Invested on 06/30/94

                                                           JUNE 30,
COMPANY/INDEX NAME              1994       1995     1996        1997      1998       1999
--------------------------------------------------------------------------------------------
Barr Laboratories, Inc.         $100     $116.10   $207.38    $531.53    $480.19    $481.70
S&P 500 Index                    100      126.07    158.85     213.97     278.51     341.88
S&P Health Care Drugs Index      100      155.81    231.72     362.26     541.99     596.12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended June 30, 1999, the Company sold certain of its pharmaceutical products and bulk pharmaceutical materials in the amount of $6,852,469 to companies owned or controlled by Dr. Bernard Sherman, a Director of the Company. The Company also purchased bulk pharmaceutical materials from a company owned by Dr. Sherman in the amount of $1,134,000. The Company believes the amounts of such transactions approximate the amounts of similar transactions with unaffiliated third parties.

     During fiscal 1996, the Company also entered a multi-year agreement with a company owned by Dr. Sherman to share litigation costs in connection with one of its patent challenges. For the year ended June 30, 1999, the Company received $1,438,000 in connection with such agreement.

     During the fiscal year ended June 30, 1999, the Company obtained multi-year directors and officers liability insurance coverage from National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Federal Insurance Company. These policies cover the period from October 1, 1998 through September 30, 2001 and insure the Company for certain obligations incurred in the indemnification of its Directors and Officers under New York law and insure Directors and Officers where such indemnification is not provided by the Company. The three-year cost of the policies is $638,957.

     The Company has also purchased an insurance policy from Federal Insurance Company that provides coverage for employees (including officers) who are fiduciaries of the Company's employee benefit plans against expenses and defense costs incurred as a result of alleged breaches of fiduciary duty as defined in ERISA. The one-year cost of the current policy is $6,120.

RECEIPT OF SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2000 Annual Meeting must be received by the Company at 2 Quaker Road, P.O. Box 2900, Pomona, New York 10970-0519; Attention: The Secretary, not later than May 30, 2000.

OTHER MATTERS

     Services performed by Deloitte & Touche LLP, the Company's independent accountants, for the year ended June 30, 1999, consisted of an audit of the consolidated financial statements of the Company, and audit of the financial statements of the Barr Laboratories, Inc. Savings and Retirement Plan, preparation of the Company's federal and state tax returns, and limited assistance and consultation in connection with pending accounting and tax matters.

     The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

                             BARR LABORATORIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 28, 1999

The undersigned hereby appoints Bruce L. Downey and Edwin A. Cohen, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders at 10:00 AM, on October 28, 1999, at the Plaza Hotel, 5th Avenue and Central Park South, New York, NY or adjournments thereof.

     1.   ELECTION OF DIRECTORS [ ]  For all nominees listed below (except as marked)

                                [ ]  Withhold authority to vote for nominees

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

  Paul M.Bisaro, Robert J. Bolger, Edwin A. Cohen, Bruce L. Downey, Michael F.
         Florence, Jacob M. Kay, Bernard C. Sherman, George P. Stephan

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ADJOURNMENTS THEREOF.

             THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                          BARR LABORATORIES, INC. PROXY

The undersigned hereby acknowledge receipt of the Proxy Statement and Notice of Annual Meeting to be held October 28, 1999.

                                        Date:                             , 1999
                                             -----------------------------
                                                                          (SEAL)
                                        ----------------------------------
                                                                          (SEAL)
                                        ----------------------------------
                                        (Please sign exactly as your name
                                        appears hereon. If stock is registered
                                        in more than one name, each holder
                                        should sign. When signing as an
                                        attorney, administrator, executor,
                                        guardian or trustee, please add your
                                        title as such. If executed by a
                                        corporation, the proxy should be signed
                                        by a duly authorized officer).

                                        PLEASE DATE AND PROMPTLY RETURN THIS
                                        PROXY IN THE ENCLOSED ENVELOPE. NO
                                        POSTAGE IS REQUIRED IF MAILED IN THE
                                        UNITED STATES.

                                        I PLAN TO ATTEND:   Yes    No
                                                         ---    ---